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                          PAIRGAIN TECHNOLOGIES, INC.

                 EXHIBIT 11.1 COMPUTATION OF EARNINGS PER SHARE


                                                                                 QUARTER ENDED MARCH 31,
                                                                              -----------------------------
PRIMARY EARNINGS PER SHARE                                                      1995                 1994
                                                                              -------              --------
                                                                                  (IN THOUSANDS EXCEPT
                                                                                    PER SHARE AMOUNTS)
  Net income (loss)                                                           $ 3,142              $(8,212)
                                                                              =======              =======
  Calculation of shares outstanding for computing income (loss)
    per share

  Weighted average common and common stock equivalents shares outstanding used in calculating net income (loss) per share in
    accordance with generally accepted accounting principles                   16,333               12,375

  Adjustment to reflect requirements of the SEC:

    Adjustment to reflect the effects of tax
      benefit repurchase                                                         (230)                  --
                                                                              -------              -------
  Shares used in computing net income (loss) per share                         16,103               12,375
                                                                              =======              =======
  Net income (loss) per share                                                 $  0.19              $ (0.66)
                                                                              =======              =======


                                                                                 QUARTER ENDED MARCH 31,
                                                                              -----------------------------
 FULLY DILUTIVE EARNINGS PER SHARE                                              1995                 1994
                                                                              -------              --------
                                                                                  (IN THOUSANDS EXCEPT
                                                                                   PER SHARE AMOUNTS)

  Net income (loss)                                                           $ 3,142              $(8,212)
                                                                              =======              =======
  Calculation of shares outstanding for computing income (loss)
    per share

  Weighted average common and common stock equivalents shares outstanding used in calculating net income (loss) per share in
    accordance with generally accepted accounting principles                   16,490               12,375

  Adjustment to reflect requirements of the SEC:

     Adjustment to reflect the effects of tax
       benefit repurchase                                                        (242)                  --
                                                                              -------              -------
  Shares used in computing net income (loss) per share                         16,248               12,375
                                                                              =======              =======
  Net income (loss) per share                                                 $  0.20              $ (0.66)
                                                                              =======              =======
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